Exhibit 10.11

NUVEEN INVESTMENTS, INC.

FORM OF SPECIAL DEFERRED UNIT ISSUANCE AGREEMENT

This Special Deferred Unit Issuance Agreement (this “Agreement”) is made as of               , 20   (the “Grant Date”), between Nuveen Investments, Inc., a Delaware corporation (the “Company”), and the undersigned below (“Employee”). Except as otherwise defined herein or in the LLC Agreement (as defined below), capitalized terms used herein are defined in Section 10 hereof.

WHEREAS, the Company desires to grant the Employee the right to receive the number of deferred Class A Units indicated on the signature page to this Agreement as an incentive to remain with the Company (the “Deferred Units”);

NOW THEREFORE, in consideration of the premises and the mutual promises herein made, the Company and the Employee hereby agree as follows:

1.                                      Grant of Deferred Units. Subject to the terms of this Agreement, the Company hereby grants, effective as of the date hereof, to the Employee the number of Deferred Units indicated on the signature page to this Agreement, each of which represents the right to receive, subject to the terms of this Agreement, one Class A Unit with a Liquidation Value and all other terms and conditions equivalent to all then outstanding Class A Units.

2.                                      Accounts

(a)                                 Employee Accounts. The Company will establish a separate notional account (the “Deferred Unit Account”) for the Employee and will record in such account the aggregate number of Deferred Units granted to the Employee under this Agreement, the vesting of any Deferred Units, and any distributions made with respect to such Deferred Units as provided in Section 4.

(b)                                 Corporate Adjustments.

(i)                                     In the event that any distribution (in the form of Class A Units, other securities or other property), recapitalization, unit split, reverse unit split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, conversion of Holdings from a limited liability company to a corporation, change of control or exchange of Class A Units or other securities of Holdings, or other transaction or event involving Holdings or Class A Units (each a “Company Event”) affects the Deferred Units such that the Board determines that an adjustment is necessary or appropriate in order to prevent dilution or enlargement of benefits or potential benefits intended to be made available under this Agreement, the Board shall equitably adjust any or all of the number of Class A Units or other securities (or number and kind of other securities or property) subject to the Deferred Units or take such other action as the Board determines to be appropriate to preserve the value, rights and benefit of any affected Deferred Units granted hereunder. Notwithstanding the foregoing, nothing herein shall be deemed to provide the Employee with any rights to an adjustment in respect of the Deferred Units in the event Holdings issues additional Units (as defined in the LLC Agreement), warrants, options or other rights to purchase or otherwise acquire Units in exchange for equivalent value (in cash, in kind or in services) as determined in the sole discretion of the Board.

(ii)                                  If Holdings enters into or is involved in any Company Event, the Board may, prior to such Company Event and effective upon such Company Event, take such action as it deems appropriate, including, but not limited to, replacing Deferred Units with substitute awards in respect of the Class A Units, other securities or other property of the surviving entity or any affiliate of the surviving entity on such terms and conditions, including without limitation, as to the number of securities or amount of property, pricing and value of such securities or property or otherwise, which shall substantially preserve the value, rights and benefits of any affected Deferred Units granted hereunder as of the date of the consummation of the Company Event.

(iii)                               Upon receipt by the Employee of any such substitute awards (or payment) as a result of any such Company Event, the Employee’s Deferred Units shall be thereupon cancelled without the need for obtaining the consent of the Employee.

3.                                      Vesting.

(a)                                 General. Each of the Deferred Units issued hereunder shall be subject to vesting as set forth in Exhibit A. Deferred Units which have become vested pursuant to this Section 3, including Exhibit A, are referred to herein as “Vested Deferred Units,” and Deferred Units that have not become Vested Deferred Units are referred to herein as “Unvested Deferred Units.”

(b)                                 Cancellation of Deferred Units. If Employee’s Engagement terminates for any reason, after giving effect to any acceleration of vesting caused by or resulting from such termination, all Unvested Deferred Units of such Employee shall be automatically cancelled on the date of termination without any consideration paid therefor and without further action on the part of the Company or any holder of any of the Unvested Deferred Units.

4.                                 Cash Distribution Rights. The Employee shall be entitled to receive all cash distributions paid with respect to each Class A Unit credited to his or her Deferred Unit Account, provided that any such distribution credited to the Employee’s Deferred Unit Account by the Company on behalf of the Employee shall be paid (by the Company or by Windy Holdings) only at the time the underlying Deferred Unit is settled pursuant to Section 5 and only if such Deferred Unit is a Vested Deferred Unit on the Settlement Date (as defined below). Any such cash distributions shall be notionally invested in accounts or other programs to be offered by the Board at its reasonable discretion. For the sake of clarity, the Employee shall forfeit any distributions related to Unvested Deferred Units upon any forfeiture of such Unvested Deferred Unit.

5.                                      Settlement

(a)                                 General. The Employee will receive a distribution of the amounts credited to the Employee’s Deferred Unit Account, including all distributions credited to the Employee’s Deferred Unit Account pursuant to Section 4 with respect to such Deferred Units, as provided in Exhibit A. The date of such distribution is referred to collectively herein as the “Settlement Date.”

(b)                                 On or before any Settlement Date, the Employee shall become a party to the LLC Agreement, the Registration Agreement, and a Unitholders Agreement, as may be amended from time to time and in form and substance reasonably consistent with such agreements in effect as of the date hereof and with any generally applicable amendments thereto, unless the Employee is already a party to such agreements (collectively, the “Unit Acquisition Agreements”) and as a condition to the grant of the Deferred Units hereunder, Employee hereby agrees to execute a joinder to any of the Unit Acquisition Agreements to which the Employee is not already a party, with such joinder to be effective on any Settlement Date to the extent required. Except as set forth herein, all distributions hereunder shall be made in kind with respect to securities and other property credited to an Employee’s Deferred Unit Account.

(c)                                  Cash in Lieu of Property. Notwithstanding any other provision of this Agreement, in lieu of delivering Class A Units or other securities or property credited to the Employee’s Deferred Unit Account in respect of all or a portion of the Deferred Units, the Company may deliver to the Employee an amount of cash equal to the Liquidation Value of such Class A Units or the Fair Market Value of such other securities or property.

(d)                                 Settlement in Stock of Windy Holdings. Notwithstanding any other provision of this Agreement, in lieu of delivering Class A Units or other securities or property credited to the Employee’s Deferred Unit Account (other than cash distributions pursuant to Section 4) in respect of all or a portion of the Vested Deferred Units, the Company or Windy Holdings may deliver shares of stock of Windy Holdings having a Fair Market Value equal to the Liquidation Value of such Class A Units or the Fair Market Value of such other securities or property as of the date that such shares, securities or property would otherwise be delivered. If a distribution is made in the form of stock of Windy Holdings (or any replacement equity) and if Holdings exists at the time of such distribution, the Company may, in its sole discretion, require the Participant to exchange such Windy Holdings stock (or replacement equity) after the distribution for Units or nonvoting equity interests of I Ioldings (or replacement equity) for an amount of Class A Units (or replacement equity) with a Liquidation Value equal to the Fair Market Value of Windy Holdings Stock (or replacement equity) so exchanged.

(e)                                  Withholding. Except as provided in Section 5(f), Employee shall be required to remit in cash to the Company all required withholding amounts associated with settlement of the Deferred Units, as determined by the Company in its reasonable discretion. Subject to applicable law, Employee agrees that the Company may satisfy withholding obligations from any source of funds available to the Company and otherwise payable to Employee, including salary or bonus payments.

(f)                                   Notwithstanding Section 5(e) and subject to the procedures specified by the Company from time to time, the Employee shall satisfy the tax withholding obligations in connection with a Deferred Unit or the settlement thereof by having the Company withhold Class A Units or other securities or property credited to the Employee’s Deferred Unit Account otherwise deliverable pursuant to Section 5 with a fair market value equal to the Company’s minimum statutory withholding requirements;

provided that this Section 5(f) shall not apply if, and to the extent that, the Board determines that its application poses a material risk of jeopardizing the Company’s or its Subsidiaries’ proper capitalization, liquidity, ability to satisfy its then existing or anticipated capital requirements or compliance with applicable covenants in its credit or finance agreements.

6.                                      Administration.

(a)                                 Authority of the Board. The Board shall have all powers and discretion necessary or appropriate to administer this Agreement and to control its operation, including, but not limited to, the power to (i) interpret and construe this Agreement, (ii) adopt such rules as it deems necessary or appropriate for the administration, interpretation and application of this Agreement, (iii) interpret, amend or revoke any such procedures or rules, (iv) correct any technical defect(s) or technical omission(s), or reconcile any technical inconsistency(ies), in this Agreement, (v) determine which Unit Acquisition Agreements must be executed in connection with the Agreement and the timing for the required execution of a Unit Acquisition Agreement, and (vi) make all other decisions and determinations that may be required pursuant to this Agreement or as the Board deems necessary or advisable to administer this Agreement provided that such actions will be taken in a manner reasonably consistent with the terms of this Agreement.

(b)                                 Actions of the Board. The actions of the Board shall be taken in accordance with the terms and conditions of the LLC Agreement. The Board’s determinations need not be uniform with respect to all holders of Deferred Units, and may be made selectively among holders of Deferred Units, whether or not such holders of Deferred Units are similarly situated; provided that such actions will be taken in a manner reasonably consistent with the terms of this Agreement.

(c)                                  Delegation by the Board. The Board in its sole discretion and on such terms and conditions as it may provide in accordance with the LLC Agreement may delegate all or any part of its authority and powers under this Agreement in accordance with the terms and conditions of the LLC Agreement.

7.                                      Confidentiality. Other than as appropriate to the implementation of duties in the ordinary course of Employee’s employment by the Company or its Subsidiaries, and except as specifically authorized by the Board or Employee’s direct supervisor, Employee shall not at any time make use of or disclose, directly or indirectly, any (i) trade secret or other confidential or secret information of the Company or of any of its Subsidiaries, or (ii) other technical, business, proprietary or financial information of the Company or of any of its Subsidiaries not available to the public generally or to Competitors (“Confidential Information”), except to the extent that such Confidential Information (a) becomes a matter of public record or is published in a newspaper, magazine or other periodical or on electronic or other media available to the general public, other than as a result of any act or omission by Employee or (b) is required to be disclosed by any law, regulation or order of any court or regulatory commission, department or agency, provided that Employee gives prompt notice of such requirement to the Company to enable the Company to seek an appropriate protective order. For the avoidance of doubt, “Confidential Information” shall include the terms and provisions of this Agreement, the LLC Agreement, any Unit Acquisition Agreement, and the Unitholders Agreement, except as required by law or the rules of any national securities exchange or as disclosed to Employee’s advisors on a need-to-know basis under instructions to maintain the confidentiality hereof. Promptly following the termination of Employee’s Engagement, Employee shall surrender to the Company all records, memoranda, notes, plans, reports, computer tapes and software and other documents and data which constitute Confidential information which Employee may then possess or have under his/her control (together with all copies thereof).

8.                                      Employee’s Representations and Warranties. In connection with the grant of the Deferred Units and the settlement of Deferred Units hereunder, Employee hereby represents and warrants to the Company that:

(a)                                 Employee’s Investment Representations. Employee is acquiring the Deferred Units to be acquired by him, her or it hereunder for his, her or its own account with the present intention of holding such securities for investment purposes and that he, she or it has no intention of selling such securities in a public distribution in violation of the federal securities laws or any applicable state or foreign securities laws. Employee acknowledges that the Deferred Units have not been registered under the Securities Act or applicable state or foreign securities laws and that the Deferred Units will be issued to Employee in reliance on exemptions from the registration requirements of the Securities Act and applicable state and foreign statutes and in reliance on Employee’s representations and agreements contained herein and in the LLC Agreement.

(b)                                 No Conflict. The execution, delivery and performance by Employee of this Agreement and the consummation of the transactions contemplated hereby, do not and will not (with or without the giving of notice, the lapse of time. or both) result in a violation or breach of conflict with, cause increased liability or fees, or require approval, consent or authorization under (i) any Legal Requirements applicable to Employee or (ii) any contract to which Employee is a party or by which Employee or any of its properties or assets may be bound or affected.

(c)                                  Other Representations and Warranties of Employee.

(i)                                     Employee is an officer or employee of the Company or one of its Subsidiaries;

(ii)                                  Employee has had an opportunity to ask questions and receive answers concerning the terms and conditions of the Deferred Units to be acquired by him, her or it hereunder and has had full access to such other information concerning the Company, including any Unit Acquisition Agreements, as Employee may have requested in making his, her or its decision to invest in the Deferred Units being issued hereunder;

(iii)                               Employee acknowledges that the Class A Units that may be issued in settlement of the Deferred Units will be subject to the restrictions contained in the Unit Acquisition Agreements;

(iv)                              Employee will not sell or otherwise transfer the Class A Units that may be issued upon settlement of any Deferred Units without registration under the Securities Act (and any applicable federal, state and foreign securities laws) or an exemption therefrom, and provided there exists such a registration or exemption, any transfer of the Class A Units that may be issued upon settlement of any Deferred Units by Employee or subsequent holders of the Class A Units that may be issued upon settlement of any Deferred Units will be in compliance with the provisions of this Agreement;

(v)                                 Employee acknowledges that any certificate representing the Class A Units that may be issued in settlement of the Deferred Units shall include such legend(s) as the Company determines are necessary or advisable regarding any restrictions contained in this Agreement, the Unit Acquisition Agreements or any other agreement with respect to which Employee is a party or is bound;

(vi)                              Employee has all requisite legal capacity and authority and all material authorizations necessary to carry out the transactions contemplated by this Agreement, the Unit Acquisitions Agreements and all other agreements contemplated hereby and thereby to which Employee is a party have been duly authorized by Employee;

(vii)                           Employee has relied on the advice of, or has consulted with, only his, her or its own legal, financial and tax advisors and the determination of Employee to acquire the Deferred Units pursuant to this Agreement has been made by Employee independent of any statements or opinions as to the advisability of such acquisition or as to the properties, business, prospects or condition (financial or otherwise) of the Company which may have been made or given by any other Person (including all Persons acquiring Units on the date hereof) or by any agent or employee of such Person and independent of the fact that any other Person has decided to become a Unitholder of the Company; and

(viii)                        Employee is not acquiring the Deferred Units as a result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine, internet publication or similar media or broadcast over television, radio or the internet or presented at any public seminar or meeting, or any solicitation of a subscription by a Person not previously known to Employee in connection with investments in securities generally.

(d)                                 Additional Acknowledgements. As an inducement to the Company to issue the Deferred Units to Employee and as a condition thereto, Employee hereby acknowledges and agrees that:

(i)                                     Neither the issuance of the Deferred Units to Employee nor any provision contained in this Agreement or the Unit Acquisition Agreements shall entitle Employee to remain in the employment of the Company and/or any of its Subsidiaries or affect the right of the Company and/or any of its Subsidiaries to terminate Employee’s employment at any time; and

(ii)                                  Except as expressly set forth in the Unit Acquisition Agreements or as required by applicable law, the Company shall have no duty or obligation to disclose to Employee, and Employee shall have no right to be advised of, any material information regarding the Company and its Subsidiaries.

9.                                      Compensatory Arrangements; Securities Laws Exemption. The Company and Employee hereby acknowledge and agree that this Agreement has been executed and delivered, and the Deferred Units have been issued hereunder, in connection with and as a part of the compensation and incentive arrangements between the Company and any of its Subsidiaries and Employee. Each of the Deferred Units granted hereunder is intended to qualify for one or more exemptions from the registration requirements under the Securities Act, (including, pursuant to Rule 701) and under similar exemptions under applicable state securities laws (collectively, the “Exemptions”). In the event that any provision of this Agreement would cause the Deferred Units granted hereunder to not qualify for any of the Exemptions or any other applicable exemption from registration under the Securities Act, Employee and the Company agree that this Agreement shall be deemed automatically amended to the extent necessary to cause the Deferred Units to qualify for any of the Exemptions.

10.                               Definitions.

(a)                                 For purposes of this Agreement, including the exhibits hereto, terms defined elsewhere in this Agreement shall have the meanings set forth herein, and the following Terms have the meanings set forth below:

“Affiliate” has the meaning given such term in the LLC Agreement.

“Board” means the Board of Managers of Holdings.

“Cause” shall have the meaning provided in the Employee’s employment agreement, provided that if no such agreement exists, “Cause” shall mean: (i) the willful and continued failure of Employee to perform substantially Employee’s duties with the Company or one of its subsidiaries (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Employee by the Board or its representatives, which specifically identifies the manner in which the Board believes that Employee has not substantially performed Employee’s duties; (ii) the willful engaging by Employee in illegal conduct or gross misconduct that is materially and demonstrably injurious to the Company or its Affiliates; (iii) conviction of a felony or entry of a guilty or nolo contendere plea by Employee with respect thereto; (iv) a material breach by Employee of the restrictive covenants included in Section 7; or (v) a willful or reckless violation of a material regulatory requirement, or of any material written Company policy or procedure, that is materially and demonstrably injurious to the Company. For purposes of this provision, no act or failure to act on the part of the Employee shall be considered “willful” unless it is done, or omitted to be done, by the Employee in bad faith or without reasonable belief that the Employee’s act or omission was in the best interests of the Company. Any act, or failure to act, based upon express authority given pursuant to a resolution duly adopted by the Board with respect to such act or omission or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Employee in good faith and in the best interests of the Company.

“Class A Units” has the meaning given such term in the LLC Agreement.

“Code” means the Internal Revenue Code of 1986, as amended.

“Engaged” as to an Employee means (i) employed by the Company or any of its Subsidiaries, (ii) serving as a manager or director of the Company or its Subsidiaries or (iii) at the discretion of the Board, providing services to the Company or any of its Subsidiaries as an advisor or consultant as contemplated by or described in Rule 701.

“Engagement” means the status of being Engaged.

“Fair Market Value” has the meaning given such term in the LLC Agreement.

“Holdings” means Windy City Investments Holdings, L.L.C., a Delaware limited liability company.

“Legal Requirement” means any law, treaty, statute, code, ordinance, decree, administrative order, constitution, permit, directive, policy, standard, rule, building, zoning, subdivision, health and safety and other land use laws, regulation, or requirement of any government entity and all judicial, quasi-judicial, administrative, quasi-administrative and arbitral judgments, orders (including injunctions) decisions or awards of any government entity, including general principles of common law, civil law and equity, in each case having the force of law and binding on Employee, any property or his assets.

“Liquidation Value” has the meaning given such term in the LLC Agreement.

“LLC Agreement” means Holding’s Third Amended and Restated Limited Liability Company Agreement (as the same may be amended supplemented or otherwise modified from time to time in accordance with its terms.)

“Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, limited liability company, unincorporated organization, governmental entity or department, agency or political subdivision thereof.

“Permitted Transferee” has the meaning given such term in the LLC Agreement.

“Securities Act” means the Securities Act of 1933, as amended from time to time, and any successor statute, and any rules or regulations promulgated thereunder.

“Separation from Service” means a “separation from service” under Code § 409A(a)(2)(A)(i) and the regulations promulgated thereunder.

“Subsidiary” has the meaning given such term in the LLC Agreement.

“Transfer” has the meaning given such term in the LLC Agreement.

“Unitholders Agreement” means that certain Unitholders Agreement, as amended from time to time, executed in connection with the grant of the Deferred Unit hereunder.

“Windy Holdings” means Windy City Investments, Inc., a Delaware corporation and a direct, wholly-owned Subsidiary of Holdings.

11.                               Notices. Any notice provided for in this Agreement must be in writing and must be personally delivered, sent by telecopy with original to follow by overnight courier service, by first class mail (postage prepaid and return receipt requested) or reputable overnight courier service (charges prepaid) to the recipient at the addresses indicated below:

Notices to the Company:

Nuveen Investments, Inc.

333 West Wacker Drive

33rd Floor

Chicago, IL 60606

Facsimile: (312) 917-7952

Telephone: (312) 917-7955

Attention: General Counsel

with copies to (which shall not constitute notice):

Madison Dearborn Capital Partners

Three First National Plaza

38th Floor

Chicago, Illinois 60602

Facsimile: (312) 895-1056

Telephone: (312) 895-1000

Attention: General Counsel

And

Kirkland & Ellis LLP

300 North LaSalle

Chicago, IL 60654

Facsimile: (312) 862-2200

Telephone: (312) 862-2000

Electronic mail: richard.porter@kirkland.com

Attention:                                         Richard W. Porter, P.C.

Scott D. Price

Notices to Employee:

At the Employee’s address provided on the signature page hereto.

with copies to (which shall not constitute notice):

McDermott Will & Emery LLP

227 West Monroe Street, Suite 4400
Chicago, IL 60606

Facsimile: (312) 984-7700

Telephone: (312) 984-2121

Electronic mail: mharris@mwe.com

Attention: Mark A. Harris

or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any notice under this Agreement shall be deemed to have been given when so delivered or, if sent by telecopy the day of receipt, or if mailed, three days after deposit in the U.S. mail (return receipt requested) and one day after deposit with a reputable overnight courier service.

12.                               General Provisions

(a)                                 No Rights as Unitholder. Except to the Limited extent provided in Section 4, no Employee (nor any beneficiary) shall have any of the rights or privileges of a unitholder or member of Holdings with respect to any Deferred Units (or settlement thereof), unless and until certificates representing Class A Units in settlement of Deferred Units shall have been issued and recorded on the records of Holdings or its transfer agents or registrars.

(b)                                 No Corporate Action Restriction. The existence of this Agreement and/or the Deferred Units granted hereunder shall not limit, affect or restrict in any way the right or power of the Board or the unit holders or shareholders of Holdings or the Company to make or authorize (a) any adjustment, recapitalization, reorganization or other change in Holdings’ or the Company’s or any Subsidiary’s or Affiliate’s capital structure or business, (b) any merger, consolidation or change in the ownership of the Holdings, Company or any Subsidiary or Affiliate, (c) any issue of bonds, debentures, capital, preferred or prior preference stocks ahead of or affecting Holdings’, the Company’s or any Subsidiary’s or Affiliate’s capital stock or the rights thereof, (d) any dissolution or liquidation of Holdings, the Company or any Subsidiary or Affiliate, (e) any sale or transfer of all or any part of Holdings’, the Company’s or any Subsidiary’s or Affiliate’s assets or business, or (f) any other similar act or proceeding by Holdings, the Company or any Subsidiary or Affiliate. No Employee, beneficiary or any other person claiming through the Employee shall have any claim against the Board, Holdings, the Company or any Subsidiary or Affiliate, or any employees, officers, unitholders, shareholders or agents of Holdings, the Company or any Subsidiary or Affiliate, solely as a result of any such action.

(c)                                  Restrictions on Transfers; Transfers in Violation of Agreement. The Deferred Units are not transferable, in whole or in part, and they may not, directly or indirectly, be Transferred or otherwise disposed of or encumbered (including, but not limited to, by gift or otherwise) other than by will or by the laws of descent and distribution to the estate of the Employee upon the Employee’s death. Any Transfer or attempted Transfer of any Deferred Units in violation of any provision of this Agreement shall be void, and the Company shall not record such Transfer on its books or treat any purported Transferee of such Deferred Units as the owner of such Deferred Units for any purpose.

(d)                                 Irrevocability: Binding Effect on Successors and Assigns. Employee hereby acknowledges and agrees that, except as provided under applicable federal. state, or foreign securities laws, that Employee is not entitled to cancel, terminate or revoke this Agreement or any Unit Acquisition Agreement and such agreements shall survive the death or disability of Employee and the merger, consolidation or other reorganization of the Company and shall be binding upon and inure to the benefit of the parties and their respective heirs, executors, administrators, successors, legal representatives and assigns. If Employee is more than one person, the obligations of Employee hereunder shall be joint and several and the agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his, her or its heirs, executors, administrators, successors, legal representatives, and assigns (including subsequent holders of Deferred Units, if any). The agreements, representations, warranties and acknowledgments herein contained shall be deemed to be made by and be binding upon the Company and its successors and assigns (including the surviving corporation to any merger or other reorganization of the Company).

(e)                                  Survival of Covenants, Representations and Warranties. All covenants, representations and warranties contained herein or made in writing by any party in connection herewith shall survive the execution and delivery of this Agreement, the Unit Acquisition Agreements and the consummation of the transactions contemplated hereby and thereby.

(f)                                   Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under any applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

(g)                                  Complete Agreement. This Agreement and the Unit Acquisition Agreements (including, for the avoidance of doubt, those Unit Acquisition Agreements previously executed by the Employee and applicable to the Deferred Units granted hereunder) and those documents expressly referred to herein embody the complete agreement and understanding among the parties with respect to the subject matter hereof and supersede and preempt any prior understandings, agreements or representations by or among the parties, written or oral, which may have related to the subject matter hereof in any way.

(h)                                 Counterparts. This Agreement may be executed in two or more counterparts, any one of which need not contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same Agreement.

(i)                                     Descriptive Headings. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement.

(j)                                    No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their collective mutual intent, and no rule of strict construction shall be applied against any person. The term “including” as used herein shall be by way of example, and shall not be deemed to constitute a limitation of any term or provision contained herein. Each defined term used in this Agreement has a comparable meaning when used in its plural or singular form.

(k)                                 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement and the exhibits hereto shall be governed by the internal law, and not the law of conflicts, of the State of Delaware.

(l)                                     WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(m)                             Remedies. Each of the parties to this Agreement shall be entitled to enforce its rights under this Agreement specifically, to recover damages and costs (including reasonable attorney’s fees) caused by any breach of any provision of this Agreement and to exercise all other rights existing in its favor. The parties hereto agree and acknowledge that money damages would not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or deposit) for specific performance and/or other injunctive relief in order to enforce or prevent any violations of the provisions of this Agreement.

(n)                                 Amendment and Waiver. Except as otherwise provided herein, any provision of this Agreement may be amended or waived only with the prior written consent of Employee and the Board (on behalf of the Company and the Investor Members); provided that any provision of this Agreement may be amended with the approval of the Employees holding a majority of the outstanding Deferred Units to the extent that the such amendment does not disproportionately and adversely affect the rights of an Employee (or group of Employees) as compared to other Employees (or group of Employees).

(o)                                 Community Property. If, as of the date hereof, Employee is lawfully married and Employee’s address or the permanent residence of Employee’s spouse is located in a community property jurisdiction, Employee’s spouse shall execute and deliver to the Company on the date hereof the Consent in the form of Exhibit B attached hereto.

(p)                                 Third-Party Beneficiary. The Company and Employee acknowledge that each Investor Member is a third-party beneficiary under this Agreement and that the Investor Members can enforce the provisions of this Agreement intended for the Investor Members’ benefit.

(q)                                 Consent to Jurisdiction. Each party to this Agreement, by its execution hereof, (a) hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of Illinois for the purpose of any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof, (b) hereby waives to the extent not prohibited by applicable law, and agrees not to assert, and agrees not to allow any of its Permitted Transferees to assert, by way of motion, as a defense or otherwise, in any such action, any claim that they are not subject personally to the jurisdiction of the above named courts, that their property is exempt or immune from attachment or execution, that any such proceeding brought in one of the above named courts is improper, or that this Agreement or the subject matter hereof or thereof may not be enforced in or by such court and (c) hereby agrees not to commence or maintain any action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation arising out of or based upon this Agreement or relating to the subject matter hereof or thereof other than before one of the above named courts nor to make any motion or take any other action seeking or intending to cause the transfer or removal of any such action, claim, cause of action or suit (in contract, tort or otherwise), inquiry, proceeding or investigation to any court other than one of the above named courts whether on the grounds of inconvenient forum or otherwise. Notwithstanding the foregoing, any party to this Agreement may commence and maintain an action to enforce a judgment of any of the above named courts in any court of competent jurisdiction.

*    *    *    *    *

IN WITNESS WHEREOF, the parties hereto have executed this Deferred Unit Issuance Agreement on the date first written above.

NUVEEN INVESTMENTS, INC.

By:
Name:
Its:

[Name]

[Signature]

[Address]

[State of Residence]

The number of Deferred Units hereby granted under this Agreement to                        is                  .

Signature Page to Special Deferred Unit Issuance Agreement

EXHIBIT A

Vesting Conditions and Settlement

1.                                   Time Vesting Units.   % of the Deferred Units (the “Time Vesting Units”) shall vest and become Vested Deferred Units as follows:      % of such Time Vesting Units shall become on each of, [vesting dates], if, and only if, the Employee is, and has been, continuously (except for any absence for vacation, leave, etc. in accordance with the Company’s or its Subsidiaries’ policies) Engaged from the Grant Date through and including the applicable vesting date.

2.                                    Accelerated Vesting upon Death or Disability. All Unvested Time Vesting Units shall immediately vest and become Vested Deferred Units in the event that the Employee ceases to be employed by, or to provide services to, the Company or any of its Subsidiaries due to the Employee’s death or Disability. “Disability” means Employee’s inability, due to illness, accident, injury, physical or mental incapacity or other disability, to carry out effectively Employee’s duties and obligations to the Company or any of its Subsidiaries or, if applicable based on Employee’s position, to participate effectively and actively in the management of the Company or any of its Subsidiaries for a period of at least 90 consecutive days or for shorter periods aggregating at least 120 days (whether or not consecutive) during any twelve month period, as determined in the reasonable judgment of the Board or the Compensation Committee ofthe Board (the “Compensation Committee”). A Disability shall be deemed to have occurred on the date that either Employee or Employee’s personal representative or legal guardian, on the one hand, or the Company, on the other hand, provides notice to the other party of the satisfaction of each of the requirements to constitute a Disability set forth above or on such other date as the parties shall mutually agree.

3.                                   Vesting of Performance Vesting Units. 55% of the Deferred Units (the “Performance Vesting Units”) shall become Vested Deferred Units only upon satisfaction of both the applicable performance vesting conditions (the “Performance Conditions”) described below, with the percentage in each applicable column representing the portion of the Performance Vesting Units that shall vest as of the dates stated in the applicable row and in no event shall more than 100% of the Performance Vesting Units vest per this Section 3:

	Annual Vesting Schedule: NAM EBITA CAGR from Initial EBITA Threshold of $75mm
Vesting Schedule (12/31)	NAM EBITA CAGR below 10.2%	NAM EBITA CAGR between 10.2%- 14.6%	NAM EBITA CAGR between 14.6%- 21.1%	NAM EBITA CAGR above 21.1%
2012	0%	5%	20%	45%
2014	0%	20%	25%	55%
2015	0%	0%	25%	25%
2017	0%	25%	30%	30%

For example, if the NAM EBITA CAGR is 13% at 12/31/12, 15% at 12/31/14, 14% at 12/31/15 and 22% at 12/31/17, an aggregate of 60% of the Performance Vesting Units will vest (i.e., 5% for 2012, 25% for 2014, 0% for 2015 and 30% for 2017).

4.                                   The vesting percentages in the foregoing table shall equal the percentage of the Performance Vesting Units, with the 55% amount in the 2014 row for the CAGR above 21.1% column meaning that all 55% of the Employee’s Deferred Units allocated to performance vesting shall have vested. For purposes of the foregoing table, “EBITA” means the earnings before interest, taxes and amortization of Nuveen Asset Management, Inc. (“NAM”), as reported lo the Company’s Board of Directors or Compensation Committee thereof in a manner consistent with such calculations most recently provided to the Company’s Board of Directors or Compensation Committee thereof prior to the date hereof. All subsequent EBITA computations will be adjusted by the Compensation Committee, after consultation with the Company’s Chief Executive Officer and Chief Financial Officer, to reflect acquisitions and/or significant changes to NAM’s business mix and operating environment. For purposes of the foregoing table, “NAM EBITA CAGR” means the compound annual growth rate of NAM’s EBITA to the date indicated in the foregoing table based off NAM’s April 2011 run-rate EBITA of $75 million. Whether the Performance Conditions are satisfied shall be determined following each Performance Measurement Date as provided herein. “Performance Measurement Date” means December 31 of each year through 2017. Except as provided in Section 4 of this Exhibit A, if the applicable Performance Condition for a Performance Vesting Unit is not satisfied on the December 31, 2017 Performance Measurement Date (as determined by February 28, 2018), then such Performance Vesting Unit shall be forfeited and the Employee shall have no further rights thereunder. In the event that NAM’s actual performance related to any of the Performance Conditions described below falls in between any of the applicable performance targets, the actual number of Performance Vesting Units that become Vested Deferred Units shall be determined through linear interpolation of such two performance targets, but rounded to the nearest 0.5%. Whether or not a Performance Condition has been satisfied shall be determined by the Compensation Committee within 60 days following each Performance Measurement Date (the “Performance Determination Date”), after consultation with the Company’s Principal Financial Officer or Principal Accounting Officer. In order to satisfy a Performance Condition, the Employee must remain Engaged until the Performance Determination Date following the period ending on the Performance Measurement Date during which the Performance Condition was satisfied. In the event of any acquisitions or other significant changes to NAM’s business mix and/or operating environment, the Compensation Committee of the Board, after consultation with the Company’s Chief Executive Officer and Chief Financial Officer, shall adjust the targets described herein in a manner reasonably consistent with the then-existing targets in light of the changes to NAM’s overall operations. If the applicable Performance Condition is satisfied as of a Performance Measurement Date, it shall remain satisfied notwithstanding that the Performance Condition may no longer remain satisfied at any subsequent Performance Measurement Date. Accelerated Vesting.

(a)                                    If a Sale of the Firm occurs, then 80% of the aggregate Time Vesting Units (including Time Vesting Units that are, immediately prior to the Sale of the Firm, Vested l ime Vesting Units) shall be Vested Deferred Units upon consummation of the Sale of the Firm, and the remaining 20% of such Time Vesting Units (or, if more than 80% of the Time Vesting Units are already Vested Time Vesting Units prior to a Sale of the Firm, then all remaining Unvested Time Vesting Units) shall vest upon the first anniversary of the consummation of the Sale of the Firm, if Employee either remains Engaged until such date or, if not so Engaged, Employee’s Engagement was terminated after the Sale of the Firm is consummated by the Company without Cause, by the Employee for Good Reason (if Employee is party to and employment agreement providing for termination for Good Reason) or as a result of the death or Disability of Employee. In addition, 80% of the Performance Vesting Units (or, if more than 80% of the Performance Vesting Units are already Vested Performance Vesting Units prior to a Sale of the Firm, then all remaining Unvested Performance Vesting Units) shall be Vested Deferred Units upon consummation of the Sale of the Firm, and the remaining 20% of such Performance Vesting Units (or, if more than 80% of Performance Vesting Units are already Vested Performance Vesting Units prior to the Sale of the Firm, then all remaining Unvested Performance Vesting Units) shall vest upon the earlier of the first anniversary of the consummation of the Sale of the Firm or February 28, 2018, if Employee either remains Engaged until such date or, if not so Engaged, Employee’s Engagement was terminated after the Sale of the Firm is consummated by the Company without Cause, by the Employee for Good Reason (if Employee is party to an employment agreement providing for termination for Good Reason) or as a result of the death or Disability of Employee. “Sale of the Firm” means (i) the Consummation of a Sale of the Company; or (ii) both (x) a person or a group of persons acting as a “group” for purposes of the federal securities laws (an “Acquirer”), other than MDP and its Affiliates, becomes the majority owner of the Company or its successor or otherwise gains the right to appoint a majority of the Company’s or its successor’s board of directors or similar governing body, and (y) in connection therewith, MDP and/or its Affiliates sell, exchange, dispose of, monetize or otherwise extract economic value from the Company or its successor representing more than 25% of MDP’s ownership interest in the Company or its successor (any such transaction by MDP and/or it Affiliates is referred to herein as an “MDP Liquidity Event”) on a non-pro rata basis. Notwithstanding the foregoing, a “Sale of the Firm” shall not occur if an Acquirer consummates a transaction (a “Contribution Transaction”) in which (i) the Acquirer’s asset management business with assets under management of at least SI00 billion is combined with the Company’s asset management business, and that transaction would otherwise constitute a Sale of the Firm, and (ii) an MDP Liquidity Event does not occur in connection with such transaction. If Employee’s Engagement is terminated by the Company without Cause, or by the Employee for Good Reason (if Employee is party to an employment agreement providing for termination for Good Reason) during the 12 months following the consummation of a Contribution Transaction, then all Deferred Units of Employee shall be Vested Deferred Units upon termination of Employee’s Engagement.

(b)                                   If a ‘40 Act Change of Control occurs in connection with any transaction other than (i) a Sale of the Firm or (ii) an underwritten public equity offering by the Company (or its successors) or an underwritten public equity offering by its shareholders, in each case registered under the Securities Act (a “Public Offering”), then 50% of the Unvested Performance Vesting Units shall become Vested Deferred Units upon the consummation of that transaction, determined pro-rata based upon each type of Performance Condition, and the remaining Unvested Performance Vesting Units shall continue to be subject to any applicable vesting conditions. A “‘40 Act Change of Control” shall be any transaction, involving a sale, merger or reorganization or other change in ownership, resulting in an actual or deemed assignment of investment advisory contracts under the Investment Company Act of 1940 or the Investment Advisers Act of 1940.

(c)                                   In no event shall vesting accelerate with respect to any Unvested Deferred Units solely in connection with a Public Offering that causes a ‘40 Act Change of Control, provided, however, that such Public Offering shall accelerate vesting if it also constitutes a Sale of the Firm as defined in paragraph (a) above.

(d)                                    If any transaction or series of related transactions pursuant to which any third party acquires (i) a majority of the equity securities of NAM, whether by merger, liquidation, consolidation, reorganization, combination, sale or transfer of NAM’s equity securities, securityholder or voting agreement, proxy, power of attorney or otherwise, or (ii) all or substantially all of NAM’s assets, then all unvested Time Vesting Units and Performance Vesting Units shall be Vested Deferred Units upon consummation of such transaction.

5.                                   Settlement. The Deferred Units shall be settled as follows:

(a)                                      Subject to earlier settlement pursuant to Sections 5(c). (d), or (e) of Exhibit A below, the Vested Deferred Units that were Time Vesting Units shall be settled as follows:

(i)                                   The lesser of (i)   % of the aggregate Time Vesting Units and (ii)     % of the Time Vesting Units that have become Vested Deferred Units on or prior to          , 20   shall be settled on           , 20  ;

(ii)                                The lesser of (i)   % of the aggregate Time Vesting Units and (ii)    % of the Time Vesting Units that have become Vested Deferred Units on or prior to              , 20   (less the Vested Deferred Units settled under (i) above) shall be settled on            , 20  ; and

(iii)                             The lesser of (i)   % of the aggregate Time Vesting Units and (ii)    % of the Time Vesting Units that have become Vested Deferred Units on or prior to             , 20   (less the Vested Deferred Units settled under (i) and (ii) above) shall be settled on            , 20  .

(b)                               Subject to earlier settlement pursuant to Sections 5(c), (d), or (e) of Exhibit A below, the Vested Deferred Units that were Performance Vesting Units shall be settled on February 28, 2018; provided, however, that a Performance Vesting Unit shall not be settled if its applicable performance target has not been

satisfied as of December 31, 2017 and in the event that such performance target has not been satisfied as of              December 31, 2017, the Employee shall forfeit such Deferred Unit and shall have no further rights with respect thereto.

(c)                                In the event of Employee’s death, all Vested Deferred Units (after taking into account any accelerated vesting contemplated herein) shall be settled upon the dale that is 30 days following Employee’s death.

(d)                               All Vested Deferred Units (after taking into account any accelerated vesting contemplated herein) shall be settled upon the date that is 30 days following Employee’s Separation from Service (or, if Code §409A(a)(2)(B)(i) applies to the Company and the Employee is a “specified employee” pursuant to such section, the date that is six months following such termination).

(e)                                  Upon a Sale of the Firm which also constitutes a change in control event within the meaning of Code Section 409A(a)(2)(A)(v) (the “409A Change in Control”). Vested Deferred Units shall be settled as follows:

(i)                                     100% of the Vested Deferred Units that were Time Vesting Units shall be settled within 30 days of the 409A Change in Control, with the remaining Time Vesting Units settled on the first anniversary of the 409A Change in Control subject to satisfaction of the vesting conditions described in Section 4fa) of Exhibit A.

(ii)                                If the 409A Change in Control occurs prior to February 28, 2014, 100% of the Vested Deferred Units that were Performance Vesting Units shall be settled within 30 days of the 409A Change in Control, with the remaining Performance Vesting Units settled on the first anniversary of the 409A Change in Control subject to satisfaction of the vesting conditions described in Section 4fa) of Hxhibit A.

(iii)                             If the 409A Change in Control occurs on or after February 28, 2014, all Vested Performance Vesting Units shall be settled on February 28, 2014.

EXHIBIT B

SPOUSAL CONSENT

The undersigned spouse of Employee hereby acknowledges that I have read the foregoing Deferred Unit Issuance Agreement executed by Employee as of the date hereof and that I understand its contents. I am aware that the foregoing Deferred Unit Issuance Agreement imposes restrictions on such securities (including, without limitation, restrictions on transfer). I agree that my spouse’s interest in these securities is subject to these restrictions and any interest that I may have in such securities shall be irrevocably bound by these agreements and further, that my community property interest, if any, shall be similarly bound by this Agreement.

Date: , 20

Spouse’s Name:

Date: , 20

Witness’ Name:

EXHIBIT C

APPLICABLE FIRMS FOR RSS VESTING

Merrill Lynch

Morgan Stanley Smith Barney Deutsche Bank Brinker

Capital UBS

Janney Montgomery Scott

Wells Fargo Advisors

Oppenheimer

LPL Financial

RW Baird

Ameriprise

RBC Wealth Management Raymond James Prudential

Edward Jones Morgan Keegan Stifel Nicolaus